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                                  EXHIBIT 10.31

                         STRATEGIC ALLIANCE AGREEMENT #1

         This agreement (the "Agreement") is made as of the 28th day of April, 1998 by and between PageMart Wireless, Inc., a Delaware corporation ("PageMart"), and BellSouth Cellular Corp. and its Affiliates (as defined herein), a Georgia corporation ("BellSouth").

         WHEREAS, PageMart provides paging, voice messaging and related wireless messaging services, and

         WHEREAS, BellSouth desires to contract with PageMart to resell such services provided by PageMart;

         NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties hereto agree as follows:

                                   DEFINITIONS

Affiliate: Any person or entity that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with another person or entity. "Control" shall be defined as holding at least a majority of voting power or operating control. Notwithstanding the foregoing, the following entities of BellSouth shall also be considered an affiliate:
Houston Cellular Telephone Company; Los Angeles Cellular Telephone Company.

BellSouth Customer: As used herein the term "BellSouth Customer" will be deemed to mean those customers of BellSouth who have purchased paging services under the terms of this Agreement, either directly or indirectly from BellSouth, provided, however, that such term will not be deemed to include any customers who are explicitly exempted in accordance with Section 2.2(e) of this Agreement.

Equipment: As used herein the term "Equipment" shall mean all pagers sold to BellSouth by PageMart which are capable of transmitting numeric and/or alphanumeric messages on the PageMart network.

Host to Host Administrative Interface: This interface allows PageMart's database and BellSouth's database to directly communicate and exchange capcode records, including any additions, deletions or modifications made to a particular capcode. This interface does not construct billing records or provide BellSouth with Customer information, except as set forth in this definition. The Host to Host Administrative Interface shall comply in all material respects with the September 12, 1997, "Direct Products Access Document" submitted to BellSouth by PageMart, as updated by the parties from time to time.
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NPCS: "Narrowband Personal Communications Services" ("NPCS"). As referred to in this Agreement, NPCS, when it is available, will provide store-and-forward delivery of messages utilizing the ReFlex25 protocol so that messages are delivered later if the subscriber unit cannot be reached by the network on the initial attempt. In addition, NPCS (when available) will allow for the positive receipt acknowledgement of the ReFlex25 protocol and the ability of two-way subscriber units to register and transmit positive acknowledgment.

PageMart Coverage Area: Those geographic areas which lie within the broadest range of PageMart's paging transmitters ("PageMart Transmitters") now existing or hereafter installed as set forth on the PageMart Atlas, as amended by PageMart from time to time.

Paging Services: The term "Paging Services or Services" will be deemed to mean the broadcast by PageMart on PageMart Transmitters of BellSouth Paging Messages in accordance with the terms and conditions of this Agreement.

                                    ARTICLE I

         Section 1.1. Provision of Paging Services. Upon the request of BellSouth, PageMart will transmit numeric and alpha numeric paging messages, as well as NPCS paging messages as NPCS becomes available ("BellSouth Paging Messages"), to BellSouth Customers (as hereinafter defined) within the PageMart Coverage Area in accordance with the terms and conditions of this Agreement.

Section 1.2. Payment. In exchange for the Paging Services and the performance by PageMart of its other obligations pursuant to this Agreement, BellSouth agrees to pay to PageMart the fees and charges (the "Paging Fees") set forth in Exhibit
1.2 and Exhibit 1.4 attached hereto, as modified by Section 1.10 of this Agreement. BellSouth further agrees to pay to PageMart all fees related to Equipment as set forth in Exhibit 1.3 attached hereto. BellSouth is not required to purchase Equipment from PageMart and the prices for Services are in no way linked to the volume of Equipment purchased by BellSouth from PageMart.

Section 1.3. Invoices and Billing. PageMart will invoice BellSouth for the Paging Fees monthly in a mutually agreed format. PageMart agrees that such format will include market by market itemization of (i) the Services provided by pager number, (ii) overcalls by capcode number, and (iii) if the appropriate information is provided by BellSouth to PageMart, a designated customer reference number, unless otherwise mutually agreed by the parties. BellSouth will pay such invoices in full within thirty (30) days of its receipt thereof, except as otherwise set forth in this Section 1.3. Notwithstanding anything to the contrary herein, any dispute involving invoice amounts in excess of $5,000 during the first 2 years of this Agreement and in excess of $50,000 during the remainder of the Initial Term and any subsequent renewal terms, may be withheld in good faith by BellSouth, subject to the terms set forth in this Section 1.3. In the event that BellSouth withholds any invoice amount (a "BellSouth Withholding"), BellSouth must submit to PageMart, at the time of partial payment, supporting documentation to


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the reasonable satisfaction of PageMart. Any invoice amounts which are disputed by the parties, shall be handled in accordance with Section 1.4 of this Agreement. BellSouth agrees that if it does not dispute an invoiced amount within ninety (90) days after receipt of an invoice, it waives its right to dispute such amount at a later time, and such amount will be deemed to be correct, due and payable. If either party disputes an invoice amount in bad faith such party shall be in default under the terms of this Agreement. BellSouth acknowledges that its payment of invoices is not in any way dependent upon payment by BellSouth Customers of invoices submitted to them by BellSouth.

         Section 1.4 Dispute Resolution. PageMart and BellSouth understand and agree that the implementation of this Agreement will be enhanced by the timely and open resolution of any monetary disputes or disagreements between such parties.

A. Each party hereto agrees to use its best efforts to cause any monetary disputes or disagreements between such parties to be negotiated in good faith, and resolved as soon as possible.

B. In the event that any monetary dispute or disagreement between the parties cannot be resolved to the mutual satisfaction of PageMart's Strategic Alliance Help Desk and the BellSouth's designated sales representative within ten (10) working days after either party has notified the other in writing of the need to resolve the specific dispute or disagreement within such ten (10) working day period, then the dispute or disagreement shall be immediately referred in writing to the Account Executives managing this account for the respective parties. In the event that such Account Executives of BellSouth and PageMart cannot resolve such dispute or disagreement to their mutual satisfaction within ten (10) working days after the latter person has received written notice of the need to resolve the specific dispute or disagreement within such ten (10) working day period, then the dispute or disagreement shall be immediately referred to in writing to the appropriate Vice President of each party respectively.

C. In the event the parties mutually agree that an amount reflected on PageMart's invoice(s) to BellSouth was inaccurate and a sum is due to BellSouth, PageMart shall immediately pay this agreed upon sum with 1% interest compounded monthly, through the issuance of an account credit. PageMart agrees that in the situation where a BellSouth Withholding is determined to be valid, that withheld amount will not appear as an arrearage on subsequent PageMart invoices received by BellSouth.

D. In the event that the parties determine BellSouth's withholding of an invoice amount to be invalid, BellSouth agrees to pay such withheld amount with 1% interest compounded monthly, within twenty-five (25) days from the date of such determination.

E. In the event that any monetary dispute or disagreement between the parties still cannot be resolved upon completion of the above process and the amount involved exceeds $100,000, the parties may agree to submit to mediation as set forth in Section 7.17 of this Agreement. If the parties cannot reach an agreement after mediation has concluded, then


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         the parties may submit to binding arbitration as set forth in Section
         7.18 of this Agreement. No resolution or attempted resolution of any monetary dispute or disagreement pursuant to this Article shall be deemed to be a waiver of any term or provision of this Agreement or consent to any breach or default unless such waiver or consent shall be in writing and signed by the party claimed to have waived or consented.

Section 1.5. Pricing of Paging Services to BellSouth Customers. BellSouth will have the right, in its sole discretion, to determine prices to be charged to BellSouth Customers for the Paging Services.

Section 1.6 Host-to-Host Administrative Interface. PageMart shall permit BellSouth to engage in an appropriate Host-to-Host Administrative Interface with PageMart's Network (utilizing either a dial-up line, direct 56kb connection, an internet interface or other interface, when available) at any time BellSouth determines such an is necessary. In the event that such interface utilizes PageMart software, BellSouth will be required to sign a royalty free "Software License Agreement" at the time such software is delivered to BellSouth.

Section 1.7. Costs of Accessing the Host-to-Host Administrative Interface. BellSouth will be solely responsible for providing all local and long distance telecommunications services and communications hardware necessary to access the Host to Host Administrative Interface (as hereinafter defined). The cost of such hardware shall include, without limitation, the expenses associated with hardware development, maintenance and connectivity. PageMart agrees to use its best efforts to cooperate with BellSouth in (i) the development and maintenance of the administrative interface and (ii) the installation of applicable hardware. In addition, PageMart agrees to use its best efforts to notify BellSouth, either by electronic mail, facsimile, telephone or pager, as soon as PageMart is aware of any known problems with BellSouth's interface or BellSouth's Customers ability to receive or transmit paging messages.

Section 1.8. Migration Period. In the event that either party chooses to terminate this Agreement for any reason, except default, or either party chooses not to renew this Agreement after the Initial Term, PageMart agrees that for a period of up to twenty-four (24) months from the date of termination, at BellSouth's option (the "Migration Period"), PageMart will continue to provide Services to only the BellSouth Customers secured by BellSouth as of the date notice of termination is received by the party being terminated, unless BellSouth defaults under the terms of this Agreement. If BellSouth defaults under the terms of this Agreement and fails to cure such default in accordance with Section 1.11 of this Agreement, then PageMart shall have the right, in its sole discretion, to terminate Services being provided to BellSouth's Customers. BellSouth acknowledges that if it exercises its right to terminate this Agreement after the Initial Term (as defined herein), it will not be allowed to activate new customers during the Migration Period. However, in the event that PageMart exercises its option to terminate this Agreement and BellSouth is not in default, Pagemart will allow BellSouth to activate new subscribers for 180 days after PageMart gives BellSouth notice of termination (and in no event less than 120 days from the termination date); provided, however that BellSouth does not default under the terms this Agreement.


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Section 1.9. Term and Termination. Unless sooner terminated as provided elsewhere herein, this Agreement will have an initial term (the "Initial Term") of five (5) years; provided, however, it will automatically be renewed thereafter for successive one-year terms (each, a "Renewal Term") unless either party gives written notice of termination not less than sixty (60) days prior to the end of the Initial Term or any Renewal Term. Upon termination of this Agreement and, if applicable, the conclusion of the Migration Period, all Direct Inward Dial ("DID") numbers and PINS belonging to PageMart that are assigned to BellSouth Customers shall be returned to PageMart.

Section 1.10.              ****CONFIDENTIAL TERMS OMITTED****

Section 1.11. Remedies of PageMart. In the event BellSouth commits a material breach or materially defaults in any of its obligations under this Agreement, and such material breach or default has not been cured within thirty (30) days after receipt of written notice of such breach or default from PageMart, PageMart may immediately terminate this Agreement and if such breach is a material monetary breach involving undisputed amounts, PageMart may contact BellSouth Customers by electronic signal or otherwise in order to provide uninterrupted Paging Services directly to such BellSouth Customers. The rights and remedies set forth in this Section 1.11 are not exclusive and are in addition to any other rights and remedies provided by law.

Section 1.12. Remedies of BellSouth. In the event PageMart commits a material breach or materially defaults in any of its obligations under this Agreement, and such breach or default has not been cured within thirty (30) days after written notice of breach or default from BellSouth, BellSouth may (i) immediately terminate this Agreement and/or (ii) continue to receive PageMart Services for up to twenty-four (24) months as set forth in Section 1.8 of this Agreement; provided that BellSouth continues to make timely payment of fees due to PageMart under this Agreement. The rights and remedies set forth in this
Section 1.12 are not exclusive and are in addition to any rights and remedies provided for by this Agreement or as otherwise provided by law.

Section 1.13. Interference. Notwithstanding anything to the contrary contained herein, in the event BellSouth interferes with the PageMart administrative or paging system in connection with its host-to-host access or otherwise such that PageMart is materially, adversely effected, PageMart may immediately terminate such access and prohibit the further transmission of BellSouth's host-to-host messages until in PageMart's discretion, such interference is eliminated. In the event that such interference occurs, PageMart will use its best efforts to aid BellSouth in determining and resolving the problem.

                                   ARTICLE II

                                    COVENANTS

Section 2.1. Covenants of PageMart. PageMart covenants and agrees as follows:


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         (a) PageMart will permit BellSouth to access PageMart's administrative system via modem (or other mechanism which may later become available and is mutually agreed upon by the parties) to activate and cancel pagers for BellSouth Customers when a non-Host-to-Host interface is used. Access to PageMart's administrative system will be provided at PageMart's facilities in Dallas, Texas.

         (c) PageMart will (i) cooperate with BellSouth to respond to any service complaints from BellSouth Customers, (ii) maintain the paging network and administrative system in good operating condition and repair. Any inquiries received by PageMart from BellSouth Customers regarding Paging Services will be referred to BellSouth.

         (d) PageMart shall provide BellSouth access to all designated local phone pools available through the PageMart paging system when the PageMart administrative system is used.

         (e) PageMart shall provide Service in the PageMart Coverage Area comparable to the paging service provided by other similarly situated, single frequency first class paging service providers, and shall comply in all material respects with all applicable federal, state and local laws, rules and regulations governing the conduct of its business, including the rules and regulations of the FCC. PageMart warrants and represents that the PageMart Atlas accurately depicts the areas in which it provides Service. PageMart further agrees that during the life of this Agreement, it will not materially shrink its paging coverage, as currently represented in the PageMart Atlas. In the event that any shrinkage occurs and BellSouth's Customers are materially, adversely affected by such shrinkage, the parties will work together to determine a reasonable accommodation. The parties agree to work together to expand the Network in areas where the parties deem it commercially reasonable and necessary.

         (f)      ****CONFIDENTIAL TERMS OMITTED****

         (g)      ****CONFIDENTIAL TERMS OMITTED****

         (h) PageMart will utilize its access to the BellSouth administrative database and any other information it obtains from BellSouth, from whatever source, solely for the purposes authorized by this Agreement.

         (i)      ****CONFIDENTIAL TERMS OMITTED****

Section 2.2. Covenants of BellSouth. BellSouth covenants and agrees as follows:

         (a) BellSouth may from time to time purchase the individual paging units to be supplied to BellSouth Customers from PageMart. Any individual paging units supplied by BellSouth shall be compatible with the PageMart system and shall be FLEX equipment only.

         (b) BellSouth will utilize its access to the PageMart administrative database solely for the purposes authorized by this Agreement.


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         (c) BellSouth will not input or delete any information from the
PageMart administrative database except information which relates solely to BellSouth Customers. PageMart agrees to use reasonable efforts to insure that all such information is not readily accessible by PageMart system users who do not have a need to know such information.

         (d) BellSouth will not attempt to cause PageMart to transmit BellSouth Paging Messages to any customer of BellSouth other than a BellSouth Customer.

         (e) BellSouth acknowledges that PageMart has invested a significant amount of time and money in the development of its national resale and retail distribution channels for paging products and services. In direct recognition of the value to PageMart of continuity in these national resale and retail channels and the fact that this Agreement is not exclusive in nature, BellSouth, as a reseller of PageMart Services, agrees that it will not knowingly, directly offer Services other than Bundled Services (as defined herein) to potential customers through any national resale or retail distribution channel with which PageMart has established, or in the future establishes, an ongoing business relationship (a "PageMart Channel"). As used in this Agreement, Bundled Services shall mean BellSouth branded Services sold to a BellSouth customer in conjunction with other BellSouth branded communications services, all of which are billed on a single invoice. Nothing contained in this Section 2.2(e) shall be construed to prohibit BellSouth from offering Bundled Services through a PageMart Channel. BellSouth agrees that it must obtain PageMart's prior written consent before offering "unbundled" paging services in any PageMart Channels.

         (f) All BellSouth Paging Messages transmitted by BellSouth will conform to the requirements set forth by PageMart herein.


                                   ARTICLE III

                                  MISCELLANEOUS

Section 3.1 Representations and Warranties. PageMart and BellSouth represent and warrant that this Agreement is a legal, valid and binding obligation of each such party, enforceable in accordance with its terms, except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors; rights generally, or by principals governing the availability of equitable remedies.

Section 3.2 Build-Out Plan and Site Fees. The parties agree that they will memorialize the specifics of the Build-Out Plan, including a designation as to anticipated site fees, in a separate agreement which shall be executed by the parties simultaneously with this Agreement.

                                   ARTICLE IV

                                 INDEMNIFICATION


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Section 4.1.

         (a) Indemnification by BellSouth. SUBJECT TO THE PROVISIONS OF THIS
ARTICLE IV, INCLUDING, WITHOUT LIMITATION, SECTION 4.2, BELLSOUTH WILL INDEMNIFY AND HOLD PAGEMART HARMLESS AGAINST, ANY AND ALL DAMAGES, CLAIMS, DEFICIENCIES, LOSSES, INCLUDING TAXES, AND ALL EXPENSES (INCLUDING INTEREST, PENALTIES, AND ATTORNEYS' AND ACCOUNTANTS' FEES AND DISBURSEMENTS BUT REDUCED BY ANY TAX SAVINGS, BENEFITS OR OFFSETS TO WHICH ANY PARTY SHALL BE ENTITLED DIRECTLY OR INDIRECTLY BY REASON THEREOF) (COLLECTIVELY "DAMAGES") ARISING SOLELY FROM ANY MISREPRESENTATION, BREACH OF WARRANTY OR NONFULFILLMENT OR FAILURE TO PERFORM ANY COVENANT OR AGREEMENT ON THE PART OF BELLSOUTH UNDER THIS AGREEMENT.

(b) Indemnification by PageMart. SUBJECT TO THE PROVISIONS OF THIS ARTICLE IV, INCLUDING, WITHOUT LIMITATION, SECTION 4.2, PAGEMART AGREES TO INDEMNIFY AND HOLD BELLSOUTH HARMLESS AGAINST, ANY AND ALL DAMAGES, CLAIMS, DEFICIENCIES, LOSSES, INCLUDING TAXES, AND ALL EXPENSES (INCLUDING INTEREST, PENALTIES, AND ATTORNEY'S AND ACCOUNTANTS' FEES AND DISBURSEMENTS BUT REDUCED BY ANY TAX SAVINGS, BENEFITS, OR OFFSETS TO WHICH ANY PARTY SHALL BE ENTITLED DIRECTLY OR INDIRECTLY BY REASON THEREOF) (COLLECTIVELY "DAMAGES") ARISING SOLELY FROM ANY MISREPRESENTATION, BREACH OF WARRANTY, OR NONFULFILLMENT OR FAILURE TO PERFORM ANY COVENANT OR AGREEMENT ON THE PART OF PAGEMART UNDER THIS AGREEMENT.

         (c) The Indemnifying Party. THE PARTY CLAIMING INDEMNIFICATION HEREUNDER IS HEREINAFTER REFERRED TO AS THE "INDEMNIFIED PARTY" AND THE PARTY AGAINST WHOM SUCH CLAIMS ARE ASSERTED HEREUNDER IS HEREINAFTER REFERRED TO AS TO THE "INDEMNIFYING PARTY."

Section 4.2. Method of Asserting Claims, Etc. All claims for indemnification by any Indemnified Party under this Article IV will be asserted and resolved as follows:

         (a) In the event that any claim or demand for which an Indemnifying Party would be liable to an Indemnified Party hereunder is asserted against or sought to be collected from such Indemnified Party by a third party, said Indemnified Party will with reasonable promptness notify the Indemnifying Party of such claim or demand, specifying the nature of and specific basis for such claim or demand and the amount or the estimated amount thereof to the extent then feasible (which estimate will not be conclusive of the final amount of such claim and demand (the "Claim Notice")). The Indemnifying Party will not be obligated to indemnify the Indemnified Party with respect to any such claim or demand if the failure of the Indemnified Party to promptly notify the Indemnifying Party of such a claim or demand materially prejudices the Indemnifying Party's ability to defend against the claim or demand. The Indemnifying Party


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will have 30 days from the personal delivery or mailing of the Claim Notice (the
"Notice Period") to notify the Indemnified Party (i) whether or not it disputes the liability of the Indemnifying Party to the Indemnified Party hereunder with respect to such claim or demand and (ii) whether or not it desires at the sole cost and expense of the Indemnifying Party, to defend the Indemnified Party against such claim or demand; provided, however, that any Indemnified Party is hereby authorized prior to and during the Notice Period to file any motion, answer or other pleading which it deems necessary or appropriate to protect its interests or those of the Indemnifying Party and not materially prejudicial to the Indemnifying Party. In the event that the Indemnifying Party notifies the Indemnified Party within the Notice Period that it desires to defend the Indemnified Party against such claim or demand, except as hereinafter provided, the Indemnifying Party will have the right to defend by all appropriate proceedings. If the Indemnified Party desires to participate in, but not control, any such defense or settlement it may do so at its sole cost and expense. If requested by the Indemnifying Party, the Indemnified Party agrees to cooperate with the Indemnifying Party and its counsel in contesting any claim or demand which the Indemnifying Party elects to contest, or, if appropriate and related to the claim in question, in making any counterclaim against the person asserting the third party claim or demand, or any cross-complaint against any person. No claim may be settled without the consent of the Indemnified Party, which consent will not be unreasonably withheld.

         (b) In the event any Indemnified Party should have a claim against any Indemnifying Party hereunder which does not involve a claim or demand being asserted against or sought to be collected from it by a third party, the Indemnified Party will send a Claim Notice with respect to such claim to the Indemnifying Party. If the Indemnifying Party does not notify the Indemnified Party within the Notice Period that the Indemnifying Party disputes such claim, the amount of such claim will be conclusively deemed a liability of the Indemnifying Party hereunder.

Section 4.3. Survival. The provisions of this Article IV will survive the termination of this Agreement.

                                    ARTICLE V

                 MODIFICATION OF TECHNOLOGY AND CONFIDENTIALITY

Section 5.1. Modification of Paging Network by PageMart. PageMart reserves the right to modify the hardware and software comprising its paging network, paging interface and/or its method of operating its paging network or interface at any time, however PageMart agrees to use its best efforts to provide BellSouth with the maximum notice possible under the circumstances of any modification(s) which may materially adversely affect BellSouth's subscribers. In the event that such modification(s) occur and BellSouth experiences a material loss or incurs a material expense as a direct result of such modification, PageMart agrees to negotiate in good faith to provide BellSouth with a reasonable accommodation (monetary or otherwise).

Section 5.2. Survival of Rights. The provisions of this Article V will survive the termination of this Agreement.

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Section 5.3. Confidential Information. The Parties agree that they will not disclose any "Confidential Information" of the other party. As used herein, the term "Confidential Information" shall mean any and all technical and non-technical information provided in any format, including patent, copyright, trade secret, and proprietary information, techniques, sketches, drawings, models, inventions, know-how, processes, apparatus, equipment, algorithms, software programs, software source documents, and formulae related to the current, future and proposed products and services of the parties, and includes, without limitation, all its information concerning research, experimental work, development, design details and specifications, engineering, financial information, procurement requirements, purchasing, manufacturing, customer lists, business forecasts, sales and merchandising and marketing plans and information. Upon the execution of this Agreement by both parties, this Section
5.3 and Section 5.4 of this Agreement will supersede the terms of the Information Exchange Agreement, executed by the parties on March 19 1998.

Section 5.4. Non-Disclosure. The Parties agree as follows:

         (a) The parties agree not to make use of, disseminate, or in any way circulate within their own organizations any Confidential Information which is supplied to or obtained by them in writing, orally or by observation, except as contemplated by this Agreement and except for any other purpose the parties may hereafter authorize in writing.

         (b) The parties shall disclose such Confidential Information only to those of their employees and/or Affiliates who need to know such information and the parties certify that such employees have previously agreed, either as a condition to employment or in order to obtain the Confidential Information, to be bound by terms and conditions substantially similar to those of this Section
5.4. (b).

         (c) The parties shall treat all Confidential Information with the same degree of care as they accord to their own confidential information, and represent that they exercise reasonable care to protect their own Confidential Information.

         (d) The parties shall not publish, copy or disclose any Confidential Information to any third party and shall use its best efforts to prevent inadvertent disclosure of Confidential Information to any third party.

         (e) The parties obligations under subsections 5.4(a), (b), (c) and (d) with respect to any portion of Confidential Information shall terminate when the Receiving Party can document that:

                  (i) such Confidential Information entered the public domain before the time it was communicated to the Receiving Party by the Disclosing Party through no fault of the Receiving Party;

                  (ii) such Confidential Information had entered the public domain prior to the time it was communicated to the Receiving Party by the Disclosing Party;


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                  (iii) such Confidential Information was in the possession of the Receiving Party free of any obligation of confidence at the time it was communicated to the Receiving Party;

                  (iv) such Confidential Information was rightfully communicated to the Receiving Party free of any obligation of confidence subsequent to the time it was communicated to the Receiving Party by the Disclosing Party;

                  (v) such Confidential Information was developed by employees or agents of the Receiving Party independently of and without reference to any information communicated to Receiving Party by the Disclosing Party;

                  (vi) such Confidential Information was communicated by the Disclosing Party to an unaffiliated third party free of any obligation of confidence; or

                  (vii) the communication was in response to a valid order by a court or other governmental body, was otherwise required by law, or was necessary to establish the rights of either party under this Agreement.

         (f) All Confidential Information furnished in written or documentary form, including, without limitation, documents, drawings, models, apparatus, sketches, designs and lists, shall remain the property of the Disclosing Party and shall be returned to the Disclosing Party promptly at its request, together with any copies or modifications thereof or extracts therefrom.

         (g) The Receiving Party shall not communicate any information to the Disclosing Party in violation of the proprietary rights of any third party.

Section 5.5. Announcements. The parties to this Agreement will consult and confer with one another prior to making any public announcement concerning any of the transactions contemplated in this Agreement and shall cooperate with each other to issue joint press releases in connection with the execution of this Agreement. Notwithstanding the foregoing, either party will be permitted to publicly announce the execution and delivery of this Agreement or any of the other terms of this Agreement only with the prior written consent of the other party.

Section 5.6. Injunctive Relief. Since unauthorized use, transfer or disclosure of the Confidential Information will diminish the value to the Disclosing Party of the proprietary interests that are the subject of this Agreement, if the Receiving Party breaches any of its obligations hereunder, the Disclosing Party shall be entitled to seek equitable relief to protect its interests, including, but not limited to, injunctive relief, as well as money damages. The rights and remedies of the Disclosing Party set forth in this Agreement are not exclusive and are in addition to any other rights and remedies provided by law.


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                                   ARTICLE VI

                             LIMITATION OF LIABILITY

Section 6.1. Limitation of Liability. THE PARTIES SHALL NOT BE LIABLE TO EACH OTHER FOR ANY INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS) SUSTAINED OR INCURRED IN CONNECTION WITH THIS AGREEMENT REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY OR OTHERWISE AND WHETHER OR NOT SUCH DAMAGES ARE FORESEEABLE OR UNFORESEEABLE. IN ADDITION, THE PARTIES SHALL NOT BE LIABLE FOR EXEMPLARY OR PUNITIVE DAMAGES IN CONNECTION WITH THIS AGREEMENT. PAGEMART'S MAXIMUM LIABILITY UNDER THIS AGREEMENT SHALL IN THE AGGREGATE BE LIMITED TO THE AMOUNT PROVEN AND SUFFERED BY BELLSOUTH. ACCORDINGLY, BELLSOUTH AGREES TO ASSUME THE RISK OF INSURING AGAINST OR OTHERWISE BEARING THE RISK OF GREATER DAMAGES.

Section 6.2. Disclaimer of Warranties. THE REPRESENTATIONS AND WARRANTIES OF PAGEMART SET FORTH IN THIS AGREEMENT, ARE EXCLUSIVE AND ARE IN LIEU OF ALL OTHER EXPRESS OR IMPLIED WARRANTIES, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, WHICH ARE EXPRESSLY EXCLUDED. BELLSOUTH ACKNOWLEDGES THE LACK OF SUCH WARRANTIES AND AGREES TO ENTER INTO THIS AGREEMENT UPON SUCH TERMS.

                                   ARTICLE VII

                                  MISCELLANEOUS

Section 7.1. Applicable Law. THIS AGREEMENT AND THE AGREEMENTS, INSTRUMENTS AND DOCUMENTS CONTEMPLATED HEREBY WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS (EXCLUSIVE OF CONFLICTS OF LAW PRINCIPLES) AND WILL, TO THE MAXIMUM EXTENT PRACTICABLE, BE DEEMED TO CALL FOR PERFORMANCE IN DALLAS COUNTY, TEXAS.

Section 7.2. Notices. All notices, demands, requests or other communications that may be or are required to be given, served or sent by either party to the other party pursuant to this Agreement will be in writing and will be mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, or transmitted by hand delivery, telegram or facsimile transmission addressed as follows:

    If to PageMart:               3333 Lee Parkway
                                  Suite 100


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                                  Dallas, Texas  75219
                                  Facsimile Transmission Number: (214) 765-4946

                                  Attn:    Vice-President
                                           Carrier Services Division

    with a copy (which will
    not constitute notice) to:    3333 Lee Parkway
                                  Suite 100
                                  Dallas, Texas  75219
                                  Facsimile Transmission Number: (214) 765-4962

                                  Attn:  General Corporate Counsel

    If to BellSouth:              1100 Peachtree Street, N.E.
                                  Suite 801
                                  Atlanta, GA 30309-4599

                                  Facsimile Transmission Number: 404-249-6756

                                  Attn:
                                          -------------------------------------
                                          Vice President Marketing & Sales

    with a copy (which will
    not constitute notice) to:    1100 Peachtree Street, N.E.
                                  Suite 910
                                  Atlanta, GA  30309-4599

                                  Facsimile Transmission Number: 404-249-0922

                                  Attn:    Legal Department

                                  Associate General Counsel

Any party may designate by written notice a new address to which any notice, demand, request or communication may thereafter be given, served or sent. Each notice, demand, request or communication that is mailed, delivered or transmitted in the manner described above will be deemed sufficiently given, served, sent and received for all purposes at such time as it is delivered to the addressee with the return receipt, the delivery receipt, the affidavit of messenger or (with respect to a facsimile transmission) the answer back being deemed conclusive evidence of such delivery or at such time as delivery is refused by the addressee upon presentation.


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****ASTERISK REPRESENTS CONFIDENTIAL INFORMATION THAT HAS BEEN REDACTED****


Section 7.3. Gender. Words of any gender used in this Agreement will be held and construed to include any other gender, and words in the singular number will be held to include the plural, unless the context otherwise requires.

Section 7.4. Entire Agreement. This Agreement and the agreements, instruments and documents contemplated by this Agreement represent the parties' entire agreement with respect to the subject matter of this Agreement and such other agreements, instruments and documents and supersede and replace any prior agreement or understanding with respect to that subject matter. This Agreement may not be amended or supplemented except pursuant to a written instrument signed by the party against whom such amendment or supplement is to be enforced.

Section 7.5. Counterparts. This Agreement may be executed in multiple counterparts, each of which will be deemed to be an original and all of which will be deemed to be a single agreement. This Agreement will be considered fully executed when all parties have executed an identical counterpart, notwithstanding that all signatures may not appear on the same counterpart.

Section 7.6. Severability. If any of the provisions of this Agreement are determined to be invalid or unenforceable, such invalidity or unenforceability will not invalidate or render unenforceable the remainder of this Agreement, but rather the entire Agreement will be construed as if not containing the particular invalid or unenforceable provision or provisions, and the rights and obligations of the parties will be construed and enforced accordingly. The parties acknowledge that if any provision of this Agreement is determined to be invalid or unenforceable, it is their desire and intention that such provision be reformed and construed in such manner that it will, to the maximum extent practicable, be deemed to be valid and enforceable.

Section 7.7. Third Parties. Except as set forth or referred to in this Agreement, nothing in this Agreement is intended or will be construed to confer upon or give to any party other than the parties to this Agreement and their successors and permitted assigns, if any, any rights or remedies under or by reason of this Agreement. Notwithstanding the foregoing, Affiliates of BellSouth may assume the rights and obligations under this Agreement, if such assumption is done in writing. In such an event, PageMart agrees to negotiate in good faith on an Affiliate-by-Affiliate basis for any special requirements of a given Affiliate.

Section 7.8. Assignment. Neither this Agreement nor any rights under this Agreement may be assigned in whole or in part without the written consent of both parties and the parties agree that such consent shall not be unreasonably withheld. Any attempted assignment in violation of the immediately preceding sentence will be void.

Section 7.9. Survival of Representations and Warranties. The representations and warranties contained in this Agreement will survive the consummation of the transactions contemplated by this Agreement.

Section 7.10. Taxes. EXCEPT WHERE BELLSOUTH PROVIDES PAGEMART A VALID CERTIFICATE OF RESALE OR SUCH OTHER DOCUMENTATION AS WOULD


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****ASTERISK REPRESENTS CONFIDENTIAL INFORMATION THAT HAS BEEN REDACTED****


RELEASE PAGEMART FROM ANY TAX LIABILITY, LEVY OR DUTY, BELLSOUTH AGREES TO PAY, AND TO INDEMNIFY AND HOLD PAGEMART HARMLESS FROM, ANY SALES, USE, OR SIMILAR TAX (EXCEPT TAX IMPOSED BASED ON PAGEMART'S NET INCOME), IMPOSED BY ANY LOCAL, STATE OR FEDERAL GOVERNMENT AGENCY WITH RESPECT TO PRODUCTS, SERVICES AND/OR WITH RESPECT TO THIS AGREEMENT ITSELF.

Section 7.11. Relationship of Parties. Nothing contained herein will be deemed to create a partnership, joint venture or similar relationship by and between PageMart and BellSouth. Such relationship is expressly denied.

Section 7.12. Force Majeure. Neither Party shall be liable to the other Party for any delay or failure by the other Party to perform its obligations under this Agreement or otherwise if such delay or failure arises from any cause or causes beyond the reasonable control of the other Party, including, without limitation, labor disputes, strikes, acts of God, floods, lightning, shortages of materials, rationing, utility or communication failures, earthquakes, casualty, war, acts of the public enemy, riots, insurrections, embargoes, blockades or regulation or orders of governmental authorities (a "Force Majeure Event"). However, the parties agree that the party whose performance is impeded by such a Force Majeure Event will use all commercially reasonable efforts to limit the extent of the problem and to remedy the problem as soon as reasonably possible. If either Party shall be delayed or prevented from performing this Agreement due to any cause beyond its reasonable control, such delay shall be excused during the continuance of such delay and the period of performance shall be extended to the extent necessary to enable the other Party to perform its obligations after the cause of such delay has been removed.

Section 7.13. Customer Information. The BellSouth Customers and all related customer and account information shall be the exclusive property of BellSouth; provided, however, nothing contained in this Agreement shall prevent PageMart from contacting such BellSouth Customers and/or continuing the paging services described herein to such BellSouth Customers in the event that BellSouth is liquidated, dissolved, rendered insolvent or files for protection under the bankruptcy defaults under the terms of this Agreement or laws (whether such filing is voluntary or involuntary).

Section 7.14. Laws, Rules and Regulations. The parties to this Agreement agree to comply with all applicable laws and regulations. This Agreement is subject and subordinate to all laws, rules, regulations and ordinances relative to, among other things, the provision of one-way wireless messaging services, including, but without limitation, the Communications Act of 1934, as amended and all rules and regulations promulgated thereunder.

Section 7.15. Price Modifications. Except as set forth in Section 7.16 and
Section 1.10 of this Agreement, the prices for Services set forth on Exhibit 1.2 of the Agreement will remain fixed for a period of twelve (12) months from the date of this Agreement, after which time the prices for Services may be increased once each calendar year, with sixty (60) days written notice to BellSouth, by an amount equal to either (i) the national inflation rate as set forth in the Consumer Price Index or (ii) the paging industry wholesale rate increase, but only if and to the extent


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****ASTERISK REPRESENTS CONFIDENTIAL INFORMATION THAT HAS BEEN REDACTED****


PageMart has increased such prices to its other resellers which are of a similar type as BellSouth and purchasing Paging Services in like volume. However, in any event, such price increases(s), if they occur, shall be in accordance with clauses (i) and (ii) of this Section.

Section 7.16. Effect of Change in Law or Regulation. Notwithstanding anything to the contrary contained in this Agreement or any schedule or exhibit attached hereto, but consistent with Section 1.10 of this Agreement, PageMart shall have the right in its sole and absolute discretion, to change the fees charged for Services at any time, upon thirty (30) days prior notice to BellSouth, in the event such change is necessary to comply with applicable law or regulation, whether state or federal, or upon thirty (30) days prior notice or less if commercially possible, to BellSouth, in the event PageMart reasonably determines that a change in applicable law or regulation substantially affects PageMart's operating costs and such change similarly affects resellers purchasing Paging Services in like volume as BellSouth. Upon request by BellSouth, PageMart shall reasonably substantiate through written documentation that a newly effective law or regulation has caused PageMart to experience an increase in its operating costs. Should PageMart determine that an increase in the Paging Fees is necessary, BellSouth shall have the right to either pay the increased amount or, if such an increase materially adversely effects BellSouth's costs of providing Services to its customers, to terminate this Agreement without penalty. Any such change in Paging Fees shall be limited to the amount equal to PageMart's reasonable estimation of the actual costs incurred by PageMart to achieve compliance or "to be made whole" with such increase in its operating costs.

Section 7.17 Mediation. Any controversy or claim arising out of or relating to this Agreement, or any alleged breach thereof, or to declare the effect of any provision of this Agreement, shall first be submitted to non-binding mediation. In the event that the mediator declares an impasse in such mediation, any controversy or claim arising out of or relating to this Agreement, or any alleged breach thereof, or to declare the effect of any provision of this Agreement, shall be settled by arbitration in accordance with Section 7.18 of this Agreement and judgment on the award rendered by the Arbitrator(s) shall be entered in any court having jurisdiction thereof.

Section 7.18  Arbitration.

A. AGREEMENT TO ARBITRATE. The parties agree that ONLY monetary disputes which exceed $100,000 (a "Dispute) shall be subject to the terms and conditions of this Section 7.18, and only in the event that the parties choose arbitration under the terms of Section 1.4 shall this arbitration provision govern such disputes. This agreement to arbitrate will survive the recessions or termination of this Agreement. All arbitration will be conducted pursuant to and in accordance with the following order of priority (i) the terms of this Agreement, (ii) the Commercial Arbitration Rules of the American Arbitration Association,
         (iii) the Federal Arbitration Act and (iv) to the extent the foregoing are inapplicable, unenforceable or invalid, the law of the State of Texas. The arbitrator(s) used will be selected from impartial arbitrators designated by the American Arbitration Association who are familiar with the subject matter of the Dispute. Any hearing regarding arbitration will be held in a location mutually acceptable to PageMart and


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****ASTERISK REPRESENTS CONFIDENTIAL INFORMATION THAT HAS BEEN REDACTED****


         BellSouth. The arbitrator(s) will use their best efforts to conduct the arbitration hearing no later than three months from the service of the statement of claim and demand for arbitration and will use best efforts to render a decision within four (4) months from the service of the statement of claim and demand.

B. DISCOVERY. Discovery will be conducted solely through depositions and requests for documents and things but otherwise will be governed by the Federal Rules of Civil Procedure. The arbitrator(s) will resolve any discovery disputes by such pre-hearing conferences as may be needed. All parties agree that the arbitrator(s) will have the power of subpoena process as provided by law. Disputes concerning the scope of depositions or document production, its reasonableness and enforcement of discovery requests will be subject to agreement by the parties or will be resolved by the arbitrator(s). All discovery requests will be subject to the proprietary rights and rights of privilege and other protections granted by applicable law to the parties. The arbitrator(s) will adopt procedures to protect such rights. With respect to any Dispute, each party agrees that all discovery activities will be expressly limited to matter directly relevant to the Dispute and the arbitrator(s) will be required to fully enforce this requirement.

C. REQUIREMENT FOR ARBITRATION. Except for proceedings seeking equitable remedies, an arbitration proceeding commenced pursuant to this Section
         7.18 is a condition precedent to and is a complete defense to the commencement of any suit, action or proceeding in any court or before any tribunal with respect to any Dispute. Either party may bring action in court to compel arbitration. Any party who fails or refuses to submit to binding arbitration following demand by the other party shall, if such matter is determined to be within the scope this Section 7.18, bear all costs and expenses incurred by the opposing party in compelling arbitration.

D. POWERS OF THE ARBITRATORS. The arbitrator(s) are empowered to resolve Disputes by summary rulings substantially similar to summary judgments and motions to dismiss. The arbitrator(s) will resolve all Disputes in accordance with the applicable substantive law. The arbitrator(s) may grant any remedy or relief deemed just and equitable and within the scope of this Agreement and may also grant such ancillary relief as is necessary to make effective any award.

E. DECISION BY THE ARBITRATORS. The arbitrator(s) will be required to make specific, written findings of fact and conclusions of law and the parties will have the right to appeal or seek vacation or modification of an award only (i) if that award is based in whole, or in part, upon fraud or a failure to follow the procedures set forth in this Section
         7.18 or (ii) to the extent otherwise allowed by applicable law. Subject to the foregoing, the determination of the arbitrator(s) shall be binding on all parties and shall not be subject to further review or appeal. Any judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. The decision of the arbitrator(s) will be enforceable in any court of competent jurisdiction. For these purposes, the award and judgment entered by a court shall be considered to be the same as the award and judgment of the arbitrator(s). To the extent permitted by applicable law, the arbitrator(s)


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         will have the power to award recovery of all costs and fees (including attorneys' fees, administrative fees, and arbitrators' fees) to the prevailing party.

F. LIMITATION ON AWARD. The arbitrator(s) will be limited to interpreting the applicable provisions of this Agreement and will not have the authority or power to alter, amend, modify, revoke or suspend any condition or provision of this Agreement or to create, draft or form a new agreement between the parties, or to render an award which, by its terms, has effect of altering or modifying any condition or provision of this Agreement.

G. PROVISIONAL/ANCILLARY REMEDIES. No provision of, nor the exercise of any rights under, this Agreement will limit the right of any party, during the Dispute, to seek, use, and employ ancillary or provisional equitable remedies. Such rights may be exercised at any time except to the extent such action is contrary to an award or decision of the arbitrator(s). The pursuit of provisional or ancillary equitable remedies will not constitute a waiver of the right of any party, including the plaintiff, to submit a Dispute to arbitration, nor render inapplicable the compulsory arbitration provisions of this Section.

H. SELECTION OF ARBITRATORS. The arbitrator(s) will be chosen by mutual agreement of PageMart and BellSouth. If they cannot agree within 30 days upon a single arbitrator, each will, within 15 days thereafter, appoint an arbitrator and such arbitrators will appoint a third impartial arbitrator. If more that one arbitrator is appointed, the decision of a majority of such arbitrators will be binding. Subject to the provision of this Section, (i) each party will be responsible for the expenses and fees of the arbitrator appointed by it and one-half of the fees and expenses of the third arbitrator, (ii) if there is only one arbitrator appointed, the PageMart and BellSouth will each be responsible for one-half of the fees and expenses of such arbitrator and (iii) each party will bear its own attorney's and expert's fees. If either party fails to timely appoint an arbitrator, the decision of the arbitrator who is timely appointed will be binding.

I. APPLICABILITY OF ARBITRATION/STATUTE OF LIMITATIONS. The arbitrator(s) will have the sole authority to resolve issues regarding whether Disputes are subject to arbitration, including applicability of any statute of limitations.

J. TOLLING THE STATUE OF LIMITATIONS. The statute of limitations applicable to any Dispute shall be tolled upon the initiation of arbitration under this Agreement and shall remain tolled until the arbitration process is completed.


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         IN WITNESS WHEREOF, the undersigned have executed this Agreement effective as of the date first above written.

         PAGEMART WIRELESS, INC.


         By:/s/Douglas S. Glen
            -------------------
                  Name:  Douglas S. Glen
                  Title:   Executive Vice President
                           Carrier Services Division

         BELLSOUTH

         By:/s/Dan Smith
            -------------------
                  Name:    Dan Smith
                  Title: